LOAN TRANCHE ____

                                    EXHIBIT A

                                      NOTE

$[   ],000.00                                                  ___________, 1997

          FOR VALUE RECEIVED, SYBRA, INC., a Michigan corporation, as the surviving entity of a merger with Newco (together with its permitted successors and assigns, "Borrower"), hereby promises to pay to the order of ATHERTON CAPITAL INCORPORATED, a Delaware corporation, and its successors and assigns ("Lender"), the principal sum of [ ] DOLLARS AND NO/100 ($[ ],000.00) and all other amounts advanced by Lender to or on behalf of Borrower pursuant to the Loan Agreement (as hereinafter defined) or any other Loan Document, and interest thereon from the date hereof until the maturity hereof, at the rate of __________________________ percent ([_______.______]%) per annum, plus interest on any overdue principal, the Yield Maintenance Amount, if any, and interest at the lesser of the Default Rate, or the maximum rate allowed under applicable law. All computations of interest shall be based upon a 360-day year of twelve 30-day months, and, in the case of any partial month, on the actual number of days elapsed in such month.

          Borrower shall pay to Lender monthly principal and interest payments on this Note on the first day of the second calendar month subsequent to the date on which the loan proceeds are funded into escrow in connection with the closing of the loan (the "Disbursement Date") and shall continue on the first day of each calendar month thereafter (a "Loan Installment Date") for a period of ______ (____) months through ______________________________, _____ (the "Loan
Maturity Date"). All subsequent monthly payments shall consist of a combined principal and interest installment of $_________________; provided , however, that the payment due on the Loan Maturity Date shall be in the amount necessary to pay all remaining unpaid accrued interest due on the Loan.

          Borrower shall make all payments hereunder in lawful money of the United States and in same day or immediately available funds.

          This Note is the Note referred to in the Loan Agreement, dated as of June __, 1996, between Borrower and Lender (together with all supplements and amendments thereto, the "Loan Agreement") which is incorporated herein by reference and is subject to the provisions of and entitled to the benefits of the Loan Agreement, including, without limitation, the provisions regarding the interest rate, Default Rate, Yield Maintenance Amount and principal payments; restrictions on and requirements for prepayment; and rights of acceleration. This Note also is subject to, secured by, and has the benefit of the other Loan Documents. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

          Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal, Yield Maintenance Amount, if any, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

          Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, assent to the terms hereof, and agree that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral or the additional release of any person or entity primarily or secondarily liable, may be affected without notice to and without releasing Borrower, any endorser or any guarantor from any liability hereunder or under any related guaranty.

          Neither this Note, the Loan Agreement nor any other Loan Document shall require the payment or permit the collection of interest or any late payment charge in excess of the maximum rate permitted by law. If herein or in the Loan Agreement or any other Loan Document any excess of interest or late payment charge in such respect is provided for or shall be adjudicated to be so provided for, neither the Borrower, nor its successors or assigns shall be obligated to pay such interest or late payment charge in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or the Loan Agreement or any other Loan Document.

          This Note, the Loan Agreement and the other Loan Documents are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense as against Lender, including the defense of usury, and the operation of any of the terms

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of the loan, or the exercise of any right thereunder, will not render the Loan unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, and Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

          Borrower shall pay fees and expenses of Lender as provided in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                                  SYBRA, INC.,
                                  a Michigan corporation



                                  By:  ____________________________
                                       Name:
                                       Title:


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